Exhibit 99.1
FOR IMMEDIATE RELEASE
FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Acquires Midwest Bank and Trust Company
Acquisition Nearly Doubles FirstMerit’s Chicago Presence
Akron, Ohio (May 14, 2010) – FirstMerit Corporation (Nasdaq: FMER) announced today it has acquired, through its subsidiary FirstMerit Bank, N.A., the banking operations of Chicago-based Midwest Bank and Trust Company, the subsidiary bank of Midwest Banc Holdings, Inc. through a purchase and assumption agreement with the Federal Deposit and Insurance Corporation (FDIC). Midwest Bank and Trust has 26 branches located throughout the Chicago area.
As of March 31, 2010, Midwest Bank and Trust had approximately $2.4 billion in deposits and $3.2 billion in assets. Midwest Bank and Trust’s $2.2 billion in loans will be subject to a loss-sharing agreement with the FDIC. FirstMerit expects the acquisition to be accretive to operating earnings per share in 2010.
For customers of Midwest Bank and Trust, the transition to FirstMerit will be seamless. On Saturday morning, May 15, 2010, or the first normally scheduled business day depending on the location, all 26 Midwest Bank and Trust branches will reopen as FirstMerit locations. Existing Midwest Bank and Trust checks, debit cards and ATM cards will continue to work, allowing customers to access their money without disruption. Checks drawn on the bank will continue to be processed. Loan customers should make their payments as usual.
To help customers with the transition, FirstMerit representatives will be on-site at all former Midwest Bank and Trust locations to address customer needs and begin integrating operations. For additional information, customers can also visit http://www.firstmerit.com or call the FirstMerit customer service line at 1-888-554-4362.
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FirstMerit Acquires Midwest Bank and Trust Company / Page 2
“We wish to extend a warm welcome to the customers of Midwest Bank and Trust to FirstMerit and want to assure them that their deposits are safe, secure and readily accessible. We are one of the healthiest and most financially stable banks in the Midwest,” said Paul G. Greig, president, chairman and CEO of FirstMerit. “It will be business as usual at all 26 of the former Midwest Bank and Trust branches as they become a part of FirstMerit. Clients will recognize the familiar faces from Midwest Bank and Trust who will continue to take care of their banking needs.”
The transaction builds on market momentum from FirstMerit’s recent First Bank and George Washington acquisitions, nearly doubling its existing Chicago branch network from 28 to 54.
“We’re pleased to expand our presence in the Chicago market and extend our long-term vision for growth in this area,” said Greig. “The addition of Midwest Bank and Trust to our existing Chicago footprint creates an even stronger platform from which to serve the Chicago market and positions us to continue gaining market share in Chicagoland’s commercial banking space.”
Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.
About FirstMerit
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $12.3 billion as of March 31, 2010 and 183 banking offices and 204 ATMs in Ohio, Western Pennsylvania and the Chicago area. FirstMerit Corporation provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.
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